UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Compensation Committee of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) approved the Commercial Vehicle Group, Inc. 2013 Bonus Plan (the “2013 Bonus Plan”). Each executive officer is eligible to participate in the 2013 Bonus Plan. The 2013 Bonus Plan is based solely on Company-wide performance goals, including a threshold level of Adjusted EBITDA and a “Company Factor.” Adjusted EBITDA is calculated by adding interest, taxes, depreciation and amortization to net income, and adjusted by the Compensation Committee to eliminate the effects of gains and losses on forward exchange contracts, non-recurring gains and losses or other income or expenses not foreseen at the time the 2013 Bonus Plan was approved. If the threshold level of Adjusted EBITDA is not achieved, no bonuses will be paid under the 2013 Bonus Plan. If the threshold level of Adjusted EBITDA is achieved, the bonuses will be based on a “Company Factor.” The “Company Factor” is based on the Company’s achievement of net sales (weighted 20%), operating profit margin (weighted 60%) and return on average invested capital (“ROAIC”) (weighted 20%). Net sales is defined as the revenues as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2013. Operating income margin is defined as operating income divided by net sales as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2013. ROAIC is defined as operating income as shown in the Company’s audited financial statements less a pre-determined tax effective rate of 35.0%, divided by the average of the beginning and ending values of net debt (total debt less cash and cash equivalents) plus stockholders’ equity as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2013.

The 2013 Bonus Plan reflects the following formula for calculating the annual cash incentive payment: base salary will be multiplied by the individuals’ “Target Factor” multiplied by the “Company Factor” achievement. Award funding will be calculated independently for each component, with no payouts for below-threshold performance. The minimum payout of 25% of an individual’s target bonus opportunity will be paid at the threshold level of performance. 100% of an individual’s target bonus opportunity will be paid at the target level of performance. The maximum payout of 200% of an individual’s target bonus opportunity will be paid at the maximum level of performance. Payouts for results between the threshold and target levels of performance and between the target and maximum levels of performance will be determined using straight line interpolation. The Compensation Committee has the right to review, modify and approve the calculation of the performance goals in the 2013 Bonus Plan for the sole purpose of ensuring that the incentive payments are calculated with the same intentions in which the targets have been set for the current year, including making adjustments to eliminate the effects of restructuring and other (income) expense, including mark to market gains or losses, gains or losses on early extinguishment of debt or other extraordinary events not foreseen at the time the 2013 Bonus Plan was established. In addition, the Compensation Committee has the discretion to increase or decrease the payouts based on significant differences in individual performance of each of the executive officers.

The target incentive bonus opportunity for Messrs. Utrup, Armstrong and Frailey was set at 75% of their base salary. The target incentive bonus opportunity for Mr. Boyd was set at 50% of his base salary. Because Mr. Dunn has announced that he will retire in 2013, no target incentive bonus opportunity was set for Mr. Dunn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
March 8, 2013	By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer